UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2012

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2012, the Company entered into a Lease Extension and Modification Agreement with Rotunda Partners II, LLC (the “Landlord”) in respect of its lease on its Oakland, California headquarters (the “Lease Amendment”).  Summaries of the key terms of the Lease Amendment are as follows:

1)
The Company is entitled to use $50,000 per month of its $850,000 security deposit currently held by the Landlord towards payment of its monthly rent for the 15-month period starting October 1, 2012 through December 31, 2013. Accordingly, the Company’s total cash outlay for lease payments under the lease for the period ending December 31, 2013 will be reduced by $750,000.

2)	For each of the twelve months in 2013, the Company is receiving a $10,000 per month reduction in its rent, for a total savings of $120,000.

3)
The Company will relinquish approximately 16,300 square feet of space (the “Relinquished Space”) under its lease to the Landlord within 45 days of receiving written notice from the Landlod, but in no event later than December 31, 2013.  The Company will continue to pay for the Relinquished Space under the terms of its lease and at its current rates, except as reduced as described in paragraph 2 above, until December 31, 2013.

4)
The lease for the remaining approximately 14,200 square feet under the lease (the “Retained Space”) is being extended for two-years from January 1, 2014 to December 31, 2015 at a rate of $33,370 per month during the two-year extension.  The Company is not obligated to pay any common area operating expenses, and there will be no annual rate increase during the two-year extension.

5)
Should the Company timely vacate the Relinquished Space and should the Landlord lease the Relinquished Space to a third party prior to December 1, 2013, the Company will be entitled to 40% of any rent collected during the period ending December 31, 2013, after pro-ration of any leasing and improvement costs incurred by the Landlord.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Lease Extension and Modification Agreement by and between Scientific Learning Corporation and Rotunda Partners II, LLC, dated October 3, 2012

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to the safe harbor created by the federal securities laws.  Such statements include, among others, statements relating to any potential cash benefit that might be received from the lease of office space to a third party.  Such statements are subject to substantial risks and uncertainties.  Actual events or results may differ materially as a result of many factors, including but not limited to: the risks detailed in the Company's other SEC reports, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (Part I, Item 1A, Risk Factors), filed March 30, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (Part II, Item 1A, Risk Factors), filed August 14, 2012.  The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: October 5, 2012	By:	/s/ Christopher J. Brookhart
	Title:	Senior Vice President and General Counsel

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